Exhibit 10(a) Consent of Independent Auditors




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 33-66786 of Lincoln Benefit Life Variable Annuity Account of Lincoln Benefit Life Company on Form N-4 of our report dated February 23, 2001 relating to the financial statements and the related financial statement schedule of Lincoln Benefit Life Company and our report dated March 16, 2001 relating to the financial statements of Lincoln Benefit Life Variable Annuity Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Lincoln Benefit Life Variable Annuity Account), which is part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 19, 2001
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Exhibit 10(b) Consent of Attorneys


Christopher S. Petito                                               202-965-8152


                                                           April 19, 2001


Lincoln Benefit Life Company
Lincoln Benefit Life Variable Annuity Account
Lincoln Benefit Life Centre
Lincoln, Nebraska  68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 13 to the Registration Statement No. 033-66786 of Lincoln Benefit Life Variable Annuity Account on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               Jorden Burt  LLP

                               /s/ Christopher S. Petito
                            By:-----------------------------
                                   Christopher S. Petito